EXHIBIT 99.1

Stamps.com Investor Contact:	Press Contact:
Stamps.com Investor Relations	Brew PR
(310) 482-5830	(310) 600-7160
http://investor.stamps.com	dena@brewpr.com

STAMPS.COM ANNOUNCES THIRD QUARTER 2008 RESULTS

Total Revenue of $20.2 million; GAAP Net Income of $2.1 million; Non-GAAP Income from Operations of $2.7 million, up 20%; Non-GAAP Diluted Earnings Per Share of $0.17

LOS ANGELES - October 23, 2008 - Stamps.com® (Nasdaq:STMP), the intelligent online postage alternative to a postage meter, today announced results for the third quarter ended September 30, 2008.

For the third quarter:

•	Total revenue was $20.2 million, down 1% versus the third quarter of 2007.
•
PC Postage® subscriber-related revenue, including service revenue, store revenue and insurance revenue, was $18.1 million, up 8% from the third quarter of 2007. Excluding the enhanced promotion channel (which consists of online programs where additional promotions are offered to customers), subscriber-related revenue was $16.0 million, up 11% from the third quarter of 2007.

•
Total gross margin was 75.0% versus 71.8% in the third quarter of 2007. PC Postage subscriber-related revenue gross margin was 80.4% versus 80.7% in the third quarter of 2007, and PhotoStamps gross margin was 26.3% versus 29.7% in the third quarter of 2007.

•	Total spending on small business PC Postage customer acquisition, excluding spending on the enhanced promotion channel, was $5.6 million, up 25% from the same quarter last year.
•
The Company continued its program to increase profitability in the PhotoStamps business by reducing the overall level of sales and marketing in this area by approximately 68% versus the third quarter of 2007; this resulted in PhotoStamps revenue of $2.0 million, down 43% versus the third quarter of 2007.

•
GAAP net income was $2.06 million, or $0.10 per fully diluted share, after the effects of a $0.88 million non-cash stock-based compensation expense, a $0.06 million charge related to expected legal settlements in litigation matters, and a $0.35 million adjustment resulting from the temporary suspension of the Company’s ability to utilize its net operating losses for California income tax purposes.

•
Excluding the FASB Statement 123R expense, the litigation charge, and the income tax adjustment, non-GAAP income from operations was $2.7 million, up 20% versus the third quarter of 2007, and non-GAAP net income per fully diluted share was $0.17, up 6% versus the third quarter of 2007.

“In the current tough macroeconomic environment, we were happy with the strength in our earnings this quarter,” said Ken McBride, Stamps.com president and CEO. “Our non-GAAP income from operations grew at 20% versus the third quarter last year, the fastest growth rate we have seen in two years. However, in this tough atmosphere we did experience a slowdown in our gross customer acquisition for our PC Postage business which led to slower customer acquisition spending and also to a slowdown in our top line growth in that business this quarter. Overall, we believe that our core PC postage business is a very stable and predictable model, and we expect that our recurring revenue business will allow us to continue to produce solid earnings in tough times.”

Third Quarter 2008 Detailed Results

Stamps.com reported 2008 third quarter GAAP net income of $2.06 million. On a per share basis, total 2008 third quarter GAAP net income was $0.10 based on fully diluted shares outstanding of 19.7 million. Third quarter GAAP net income was reduced by a non-cash cost of $0.88 million for FASB 123R stock-based compensation expense, and by $0.06 million representing adjustments to the prior one-time litigation charge related to a lawsuit emanating from the Company’s iShip operations and representing expected settlements in other litigation matters. Third quarter GAAP net income was also reduced by an income tax adjustment of $0.35 million resulting from the temporary suspension of the Company’s ability to utilize its net operating losses for California income tax purposes based on new legislation which was signed on September 23, 2008 and is effective for tax years 2008 and 2009. The $0.88 million stock-based compensation expense, $0.06 million litigation charge, and $0.35 million income tax adjustment were allocated among cost of sales, sales and marketing, research and development, general and administrative, and provision for income taxes as shown in the following table:

All amounts in millions except per share or margin data:	Non-GAAP Amounts	FASB 123R	Litigation Charge	Income Tax Adjustment	GAAP Amounts

Cost of Sales	$4.96	$0.08	$-	$-	$5.05
Research & Development	2.06	0.18	-	-	2.24
Sales & Marketing	7.45	0.20	-	-	7.65
General & Administrative	2.95	0.41	0.06	-	3.42
Total Expenses	17.42	0.88	0.06	-	18.37

Gross margin	75.4%	-0.4%	-	-	75.0%

Income from Operations	2.73	(0.88)	(0.06)	-	1.79
Interest and Other Income	0.70	-	-	-	0.70
Pre-Tax Income	3.43	(0.88)	(0.06)	-	2.49

Provision for Income Taxes	0.08	-	-	0.35	0.43

Net Income	$3.35	$(0.88)	$(0.06)	$(0.35)	$2.06

On a diluted per share basis	$0.17	$(0.04)	$(0.00)	$(0.02)	$0.10

Shares used in per share calculation	19.73	19.73	19.73	19.73	19.73

Excluding the FASB Statement 123R expense, litigation charge, and income tax adjustment, 2008 third quarter non-GAAP net income was $3.35 million or $0.17 per fully diluted share based on fully diluted shares outstanding of 19.7 million. This compares to 2007 third quarter non-GAAP net income per fully diluted share excluding 123R expenses of $0.16 (there were no comparable litigation charges or income tax adjustments in the 2007 period). Thus, non-GAAP third quarter diluted earnings per share excluding 123R-related expenses were up 6% versus the same quarter last year.

PhotoStamps

During the third quarter, approximately 120 thousand sheets were shipped to customers. The Company continued its program to increase profitability in the PhotoStamps business, reducing the overall level of sales and marketing costs in this area by approximately 68% versus the third quarter of 2007. As a result of the reduced level of sales and marketing activity, total third quarter PhotoStamps revenue was $2.0 million, a decrease of 43% versus the third quarter of 2007.

Net Operating Losses (NOL) and Protective Measures

Stamps.com currently has approximately $240M in Federal NOLs and $150M in State NOLs, with a potential value of up to $95M in tax savings over the next 15 years. Under Internal Revenue Code Section 382 rules, if a change of ownership is triggered, the Company’s NOL asset may be impaired. A change in ownership can occur whenever there is a shift in ownership by more than 50 percentage points by one or more 5% shareholders within a three-year period. We estimate that the Company is currently at an approximately 37% level compared with the 50% level that would trigger impairment of our NOL asset.

During the second quarter of 2008, the Company received shareholder approval to amend its articles of incorporation in order to protect its NOL asset (the “NOL Protective Measures”) and those measures are now in effect. Under the NOL Protective Measures there is no change to the way that existing Stamps.com shares are held or traded, but any person, company or investment firm which wishes to become a “5% shareholder” of Stamps.com must first obtain a waiver from the Company’s board of directors. In addition, any person, company or investment firm which is already a “5% shareholder” of Stamps.com cannot make any additional purchases of Stamps.com stock without a waiver from the Company’s board of directors.

Stamps.com currently has 18.2 million shares outstanding and therefore ownership of 910 thousand shares or greater would currently constitute a “5% shareholder”. Stamps.com strongly urges that any stockholder contemplating owning more than 725,000 shares contact the Company before doing so.

Share Repurchase

On July 16, 2008, Stamps.com's Board of Directors approved a share repurchase program authorizing the Company to purchase up to 2.0 million shares of Stamps.com stock through February 2009. The Company purchased 1.2 million shares for a total cost of $13 million under that program during the third quarter and the fourth quarter to date. On October 16, 2008, Stamps.com's Board of Directors amended the current share repurchase program so that the Company may now purchase up to 3.0 million shares of Stamps.com stock, including the 1.2 million shares that have already been purchased, though February 2009.

The timing of share purchases, if any, and the number of shares to be bought at any one time will depend on market conditions and also will depend on the Company’s assessment of risk that its NOL asset could be impaired if such a repurchase were undertaken. Share purchases may be made from time-to-time on the open market or in negotiated transactions at the Company's discretion in compliance with Rule 10b-18 of the United States Securities and Exchange Commission. The Company's purchase of any of its shares is subject to limitations that may be imposed on such purchases by applicable securities laws and regulations and the rules of the Nasdaq Stock Market.

Business Outlook

Stamps.com currently expects total 2008 revenue to be $80 to $90 million. 2008 GAAP net income per share is expected to be $0.52 to $0.62, including approximately $3.4 million of 2008 FASB Statement 123R stock-based compensation expense, the first quarter $0.45 million asset write-off, the second and third quarter $0.77 million litigation charges, $0.50 million of 2008 NOL California income tax adjustment, and the first quarter $3.7 million deferred tax benefit. Excluding the FASB Statement 123R expenses, the asset write-off, the litigation charges, the NOL tax adjustment, and the income tax benefit, non-GAAP 2008 net income per fully diluted share is expected to be $0.60 to $0.70.

Company Customer Metrics

A complete set of the quarterly customer metrics for the past two fiscal years and through the current quarter is available currently at http://investor.stamps.com (under a tab on the left side called Company Metrics, Current Metrics).

Quarterly Conference Call

The Stamps.com financial results conference call will be web cast today at 5:00 p.m. Eastern Time and may be accessed at http://investor.stamps.com. The Company plans to discuss its business outlook during the conference call. Following the conclusion of the web cast, a replay of the call will be available at the same website.

About Stamps.com and PhotoStamps

Stamps.com (Nasdaq: STMP) is a leading provider of Internet-based postage services. Stamps.com’s online postage service enables small businesses, enterprises, and consumers to print U.S. Postal Service-approved postage with just a PC, printer and Internet connection, right from their home or office. The Company targets its services to small businesses and home offices, and currently has PC Postage partnerships with Avery Dennison, Microsoft, EarthLink, HP, Office Depot, the U.S. Postal Service and others.

PhotoStamps is a patented Stamps.com product that couples the technology of PC Postage with the simplicity of a web-based image upload and order process. PhotoStamps is currently available under authorization of the U.S. Postal Service for its fourth phase market test with an authorization through May 16, 2009. Customers may create full custom PhotoStamps with their own digital photograph, or they may choose a licensed image from one of many PhotoStamps collections such as NFL®, Collegiate, and now the limited edition American Idol® collection. Since launching PhotoStamps in May 2005, more than 60 million individual PhotoStamps have been shipped to customers. Stamps.com currently has PhotoStamps partnerships with Apple, Google/Picassa, HP/Snapfish, Adobe, and others.

Non-GAAP Measures

To supplement the Company’s condensed financial statements presented in accordance with GAAP, Stamps.com uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP income from operations, non-GAAP pre-tax income, non-GAAP net income, non-GAAP earnings per diluted share, and non-GAAP gross margin. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future and provide further information about the impact of the adoption of the accounting standard FASB 123R. The Company believes the non-GAAP measures that exclude stock-based compensation, asset write-offs, litigation charges, income tax adjustments, and income tax benefits enhance the comparability of results against prior periods. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial tables included above.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements about our anticipated results and our PhotoStamps spend that involve risks and uncertainties. Important factors, including the Company's ability to complete and ship its products, maintain desirable economics for its products and obtain or maintain regulatory approval, which could cause actual results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by STAMPS.COM, including its Annual Report on Form 10-K for the year ended December 31, 2007, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. STAMPS.COM undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Stamps.com, the Stamps.com logo and PhotoStamps are trademarks or registered trademarks of Stamps.com Inc. All other brands and names are property of their respective owners.

# # #

STAMPS.COM INC.

STATEMENTS OF OPERATIONS
(in thousands, except per share data: unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2008	2007	2008	2007
Revenues:
Service	$15,435	$14,115	$46,209	$41,282
Product	2,326	2,296	7,392	7,111
Insurance	375	339	1,140	1,068
PhotoStamps	2,020	3,534	7,897	11,345
Other	-	-	-	907
Total revenues	20,156	20,284	62,638	61,713
Cost of revenues:
Service	2,626	2,369	7,630	7,123
Product	809	760	2,637	2,398
Insurance	124	105	363	331
PhotoStamps	1,489	2,485	5,708	7,626
Other	-	-	-	52
Total cost of revenues	5,048	5,719	16,338	17,530
Gross profit	15,108	14,565	46,300	44,183
Operating expenses:
Sales and marketing	7,654	7,917	25,057	23,674
Research and development	2,243	2,100	6,288	6,322
General and administrative	3,420	3,114	11,820	9,079
Total operating expenses	13,317	13,131	43,165	39,075
Income from operations	1,791	1,434	3,135	5,108
Other income, net:
Interest income	697	1,062	2,350	3,449
Other income	5	-	26	-
Total other income, net	702	1,062	2,376	3,449
Pre-tax income	2,493	2,496	5,511	8,557
Income tax expense (benefit)	430	50	(3,056)	257
Net income	$2,063	$2,446	$8,567	$8,300
Net income per share:
Basic	$0.11	$0.12	$0.44	$0.39
Diluted	$0.10	$0.12	$0.43	$0.39
Weighted average shares outstanding:
Basic	19,410	20,243	19,505	21,156
Diluted	19,726	20,575	19,796	21,548

CONDENSED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2008	2007
ASSETS
Cash and investments	$93,578	$90,823
Trade accounts receivable	2,656	2,519
Other accounts receivable	2,348	1,209
Other current assets	3,717	2,489
Property and equipment, net	3,186	3,790
Intangible assets, net	507	871
Deferred tax	3,671	-
Other assets	3,800	3,252
Total assets	$113,463	$104,953

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$12,915	$9,935
Deferred revenue	4,158	$2,576
Total liabilities	17,073	12,511

Stockholders' equity:
Common stock	47	47
Additional paid-in capital	626,026	622,781
Treasury Stock	(71,148)	(63,737)
Accumulated deficit	(457,988)	(466,555)
Unrealized loss on investments	(547)	(94)
Total stockholders' equity	96,390	92,442
Total liabilities and stockholders' equity	$113,463	$104,953